       As filed with the Securities and Exchange Commission on February 24, 2000
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ----------------

                               SYNC RESEARCH, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                33-0676350
    (State of incorporation)        (I.R.S. Employer Identification No.)

                                    12 MORGAN
                            IRVINE, CALIFORNIA 92618
                    (Address of principal executive offices)

                             -----------------------

            SYNC RESEARCH, INC. 1996 NON-EXECUTIVE STOCK OPTION PLAN
                            (Full title of the Plans)

                             -----------------------

                                 WILLIAM GUERRY
                             CHIEF EXECUTIVE OFFICER
                               SYNC RESEARCH, INC.
                                    12 MORGAN
                            IRVINE, CALIFORNIA 92618
                                 (949) 588-2070

 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                                  Mark Medearis
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)


------------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                                          Proposed         Proposed
                                                       Maximum             Maximum           Maximum        Amount of
                                                    Amount to be        Offering Price      Aggregate      Registration
     Title of Securities to be Registered           Registered(1)         Per Share      Offering Price        Fee
----------------------------------------------- ---------------------- ----------------- ---------------- ---------------
1996 NON-EXECUTIVE STOCK OPTION PLAN
   Common Stock,
   $0.001 par value.........................         124,615 Shares(2)    $ 2.25(3)       $ 280,383.75        $74.02


                  TOTAL                              124,615 Shares       $ 2.25          $ 280,383.75        $74.02
                  -----

-----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) This total represents a 124,615 share increase in the shares under the 1996 Non-Executive Stock Option Plan (the "Plan") which increase was approved by the Registrant's Board of Directors at meetings held on August 11, 1999 and December 16, 1999. Of the 124,615 shares registered hereunder, 124,615 are subject to outstanding options. An additional 140,629 shares (share number reflects a one-for-five reverse stock split approved by the stockholders of the Company on June 11, 1999) were registered for issuance under the Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant (registration number 333-52947) with the Commission on May 18, 1998.
         An additional 70,100 shares (share number reflects a one-for-five reverse stock split approved by the stockholders of the Company on June 11, 1999) were registered for issuance under the Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant (registration number 333-12315) with the Commission on September 19, 1996 and an additional 165,314 shares (share number reflects a one-for-five reverse stock split approved by the stockholders of the Company on June 11, 1999) were registered for issuance under the Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant (registration number 333-28045) with the Commission on May 30, 1997.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Registrant's previous Registration Statements on Form S-8 (Nos. 333-12315, 333-28045 and 333-52947) pertaining to the Sync
Research, Inc. 1996 Non-Executive Stock Option Plan are hereby incorporated by reference herein.

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999 pursuant to Section 13 of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") on October 10, 1995 and November 4, 1995, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.


                   Exhibit
                   Number
                   ------
                   5.1           Opinion of Venture Law Group, a Professional
                                 Corporation.

                   23.1          Consent of Venture Law Group, a Professional
                                 Corporation (included in Exhibit 5.1).

                   23.2          Consent of Independent Auditors.

                   24.1          Powers of Attorney.

Item 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sync Research, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 23rd day of February, 2000.

                                  Sync Research, Inc.

                                  By:   /s/ William Guerry
                                     ------------------------------
                                        William Guerry
                                        Chief Executive Officer

                                INDEX TO EXHIBITS


   Exhibit
   Number
   ------
     5.1       Opinion of Venture Law Group, a Professional Corporation
    23.1       Consent of Venture Law Group, a Professional Corporation
               (included in Exhibit 5.1).

    23.2       Consent of Independent Auditors

    24.1       Powers of Attorney